COLLECTIBLES USA, INC.
                       One Battery Park Plaza, 24th Floor
                            New York, New York 10004

David L. Yankey
13500 Country Way Road
Los Altos Hills, CA  94022

                                                                    July 8, 1998

Dear Mr. Yankey:

     Reference is made to the Agreement and Release, dated as of August 8, 1997 (the "Release Agreement"), between Collectibles USA, Inc. (the "Company") and you. All capitalized terms used herein but not defined shall have the meanings set forth in the Release Agreement.

     Please be advised that the Company proposes to amend effective as of June 1, 1998 the Release Agreement as follows:

     (1) The $350,000 payment that you are entitled to receive pursuant to paragraph 2 of the Release Agreement shall be payable by delivery, within three business days of the consummation of the Company's IPO of its Common Stock, of (A) a $250,000 lump-sum payment by wire transfer of funds to an account designated by you and (B) a $100,000 convertible promissory note (the "Note") executed by the Company in the form attached hereto as Exhibit A.

     (2) Paragraph 3 of the Release Agreement is amended by: (A) deleting the reference to "104,580 shares" of Common Stock in the first sentence and substituting therefor a reference to "79,580 shares" of Common Stock; (B) deleting the second sentence in its entirety and substituting therefor the following, "On the effective date of your acceptance of this letter, you shall surrender any rights in the stock certificate for the 104,580 shares of Common Stock, which certificate was issued to you (and is currently held in escrow) upon your surrender of rights in the stock certificate for 174,580 shares of Common Stock, whereupon the Company will deliver to you a new stock certificate (the "New Stock Certificates") for 79,580 shares of Common Stock."; and (C) deleting the reference to "100,000" in the fourth sentence and substituting therefor "75,000."

     (3) Paragraph 8(a) of the Release Agreement is amended by deleting it in its entirety and substituting therefor the following: "The Company shall prepare and file a



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          registration statement to effect the registration under the Securities
          Act of 1933, as amended (the "Securities Act"), of the 79,580 shares and any shares acquired by you upon the conversion of the Note (collectively, the "Shares"), all to the extent requisite to permit the public resale of the Shares. In connection with this registration process, the Company shall furnish you with copies of a prospectus,
          enter  into  and  perform  its   obligations   under  an  underwriting
          agreement, if any, cause the registered Shares to be listed on each securities exchange on which similar securities issued by the Company are listed, if any, and provide a transfer agent and CUSIP number for the registered Shares . The Company shall initiate such registration statement at least 90 days prior to the end of the Lock-Up Period and shall use best efforts to cause the registration statement which is the subject of this Section 8 to be declared effective by the Securities and Exchange Commission (the "Commission") immediately upon the expiration of the Lock-Up Period."

     (4) Paragraph 8(c) of the Release Agreement is amended by deleting the last sentence and substituting therefor the following: "The Company covenants with you that it shall take such action as is necessary to keep such registration statement current and effective through the longer of (i) at least the six month anniversary of the expiration of the Lock-Up Period or (ii) the six month anniversary of the date such registration statement was first declared effective."

     (5) Paragraph 8(d) of the Release Agreement is amended by inserting ", within three months of the IPO," after "If the Company".

     (6)  The following paragraph is added to the Release Agreement:
               "8. g. At all times while you retain the option to convert all or part of the Note into shares of Common Stock, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of its shares of Common Stock, which shall not be subject to preemption or any similar right, as shall be sufficient to effect the conversion of the entire principal due under the Note."

     The Company also shall reimburse you, by wire transfer of funds to an account designated by you, for the legal fees and expenses incurred by you in connection with this amendment to the Release Agreement; provided, that, the Company's reimbursement obligation shall not exceed $2,000.00, shall be contingent upon receipt by the Company of sufficient documentation of such fees and expenses, and shall be made within 15 days of the Company's receipt of such documentation.

     Furthermore, the Company hereby acknowledges that your ownership and operation of Wings America, Inc., an operator of retail clothing stores in Northern California, which stores incidentally sell objects which may be deemed collectible items to customers of the Company, shall not constitute a violation of any of the terms of your Employment Agreement with the Company.



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                                                       Sincerely,

                                                       COLLECTIBLES USA, INC.

                                                       By:/s/ SHONNIE BILIN
                                                          ----------------------
                                                          Name:
                                                          Title: CEO

The foregoing is hereby agreed to as of July 8, 1998.

By:/s/ DAVID YANKEY
   ---------------------------
       David L. Yankey